LabOne, Inc.

10101 Renner Boulevard
Lenexa, Kansas 66219
(913) 888-1770

PROXY STATEMENT

Table of Contents

Notice of Annual Meeting of Shareholders

Proxy Statement

Proposal 1 - Election of Directors

Proposal 2 - Ratification of Independent Auditors

Management of LabOne, Inc.

Executive Compensation

Certain Relationships and Related Transactions

Security Ownership of Certain Beneficial Owners and Management

Appendix A - Form of Proxy Card

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 21, 2003

The annual meeting of the shareholders of LabOne, Inc., a Missouri corporation ("LabOne"), will be held at the offices of LabOne, 10101 Renner Boulevard, Lenexa, Kansas, on May 21, 2003, at 3:00 p.m., local time, for the following purposes:

1. To elect two class A directors to serve until the 2006 Annual Meeting of Shareholders.

2. To approve the appointment of KPMG LLP as the Company's independent auditor for 2003.

3. To transact such other business as may properly come before the meeting and any adjournment thereof.

Shareholders of record at the close of business on April 7, 2003, are entitled to notice of and to vote at the meeting and any adjournment thereof.

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING.

Sending in your proxy now will not interfere with your rights to attend the meeting or to vote your shares personally at the meeting if you wish to do so.

All shareholders are cordially invited to attend the meeting.

By Order of the Board of Directors

JOSEPH C. BENAGE
Secretary

Lenexa, Kansas
Dated: April 16, 2003

LabOne, Inc.

10101 Renner Boulevard
Lenexa, Kansas 66219
(913) 888-1770

PROXY STATEMENT

INTRODUCTION

This proxy statement is furnished to the shareholders of LabOne, Inc., a Missouri corporation ("LabOne"), in connection with the solicitation of proxies by the board of directors of LabOne ("Board") for use at the annual meeting of shareholders to be held on Wednesday, May 21, 2003, at 3:00 p.m., local time, at the offices of LabOne, 10101 Renner Boulevard, Lenexa, Kansas, and at any adjournment thereof (the "annual meeting"). This proxy statement, the notice and the accompanying form of proxy were first mailed to the shareholders on or about April 16, 2003.

VOTING RIGHTS

General

Shareholders of record at the close of business on April 7, 2003, are entitled to notice of and to vote at the meeting. There were 11,328,219 shares of Common Stock and 35,000 shares of Series B-1 Cumulative Convertible Preferred Stock ("Series B-1 Convertible Preferred Stock") outstanding at the close of business on that date.

Holders of shares of Common Stock are entitled to one vote per share on all matters presented to a shareholder vote, other than the election of directors, as to which cumulative voting applies. Holders of shares of Series B-1 Convertible Preferred Stock will not vote on the election of directors, Proposal 1. Holders of shares of Series B-1 Convertible Preferred Stock are entitled to vote on all other matters presented to a shareholder vote together with the holders of Common Stock as a single class and are entitled to 126 votes per share of Series B-1 Convertible Preferred Stock.

Cumulative Voting for Directors

Under cumulative voting, each shareholder is entitled to cast as many votes as shall equal the number of shares held by the shareholder multiplied by the number of directors to be elected, and such votes may all be cast for a single director or may be distributed among the directors to be elected as the shareholder wishes. If a shareholder desires to cumulate his or her votes, the accompanying proxy should be marked to indicate clearly that the shareholder desires to exercise the right to cumulate votes and to specify how the votes are to be allocated among the nominees for directors. For example, a shareholder may write "cumulate" on the proxy and write below the name of the nominee or nominees for whom the shareholder desires to cast votes the number of votes to be cast for such nominee or nominees. Alternatively, without exercising his or her right to vote cumulatively, a shareholder may instruct the proxy holders not to vote for one or more of the nominees by lining through the name(s) of such nominee or nominees on the proxy. If the proxy is not marked with respect to the election of directors, authority will be granted to the persons named in the proxy to cumulate votes if they so choose and to allocate votes among the nominees in such a manner as they determine is necessary in order to elect all or as many of the nominees as possible.

Voting by Proxy

When a proxy in the accompanying form is properly executed and returned, the shares represented by the proxy will be voted at the annual meeting in the manner specified by the shareholder. If no instructions are specified, authority will be granted to vote such shares FOR (1) the election of the two nominees named herein as class A directors, and (2) the approval of the appointment of KPMG LLP as the Company's independent auditor for 2003. Unless otherwise indicated on the proxy, discretionary authority will be granted to the persons named in the proxy to vote the shares represented by the proxy (a) cumulatively for the election of directors and (b) with respect to procedural matters and other matters that properly come before the meeting for which LabOne did not receive notice a reasonable time before the date of the mailing of this proxy statement.

Quorum

Representation in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote at the annual meeting, treating Series B-1 Convertible Preferred Stock as outstanding on an as-converted to Common Stock basis, constitutes a quorum for the transaction of business at the annual meeting. If a quorum is not obtained at the annual meeting, the meeting may be adjourned until such time as a quorum is obtained. Abstentions, votes withheld for the election of directors and broker non-votes (shares held by brokers and other nominees or fiduciaries that are present at the meeting but not voted on a particular matter) will be treated as shares of Common Stock present for purposes of determining the presence of a quorum for the transaction of business.

Required Vote

Nominees for director will be elected by the affirmative vote of a plurality of shares of Common Stock entitled to vote on the election of directors and represented, in person or by proxy, at the annual meeting. The two nominees receiving the greatest number of votes will be elected as directors. Holders of Series B-1 Convertible Preferred Stock will not vote on the election of directors, Proposal 1. Votes withheld and broker non-votes will not affect the outcome of the election of directors.

Approval of the appointment of the independent auditor, Proposal 2, requires the affirmative vote of the majority of the votes attributable to the shares of Common Stock and Series B-1 Convertible Preferred Stock, voting together as a single class, that are entitled to vote on the Proposal and represented, in person or by proxy, at the annual meeting. Abstentions on this matter will have the effect of negative votes. Broker non-votes will not affect the outcome of the vote on this matter.

Revocation of Proxies

A shareholder may revoke his or her proxy at any time before it is voted by giving to the Secretary of LabOne written notice of revocation bearing a later date than the proxy, by submitting a later-dated proxy, or by revoking the proxy and voting in person at the annual meeting. Attendance at the annual meeting will not in and of itself constitute a revocation of a proxy. Any written notice revoking a proxy should be sent to Mr. Joseph C. Benage, Secretary, LabOne, Inc., 10101 Renner Boulevard, Lenexa, Kansas 66219.

SOLICITATION OF PROXIES

The cost of soliciting proxies will be borne by LabOne. Proxies may be solicited by certain of LabOne's directors, officers, and regular employees, without additional compensation, in person or by telephone, email or facsimile. LabOne will request brokers and nominees who hold shares of Common Stock in their names to furnish proxy materials to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

PROPOSAL 1

ELECTION OF DIRECTORS

Information Concerning Nominees for Election as Class A Directors

The shareholders will be asked to elect the two nominees listed below as class A directors, to hold office for three-year terms until the 2006 annual meeting of shareholders and until their successors are elected and qualified. The Board presently consists of eight directors divided into three classes, class A consisting of two directors and classes B and C consisting three directors each. One class of directors is elected each year to hold office for a three-year term and until the successors of such class are duly elected and qualified. Each of the nominees listed below is currently serving as a class A director.

In connection with the financing provided by Welsh, Carson, Anderson & Stowe, L.P. IX ("WCAS IX") to enable LabOne to purchase Osborn Group, Inc., LabOne and WCAS IX entered into a Securities Purchase Agreement on August 31, 2001 (the "Securities Purchase Agreement"). Under the Securities Purchase Agreement, as amended, WCAS IX is entitled to nominate or directly elect up to three directors for election to LabOne's Board (the "Welsh Carson Directors") and one member of the Board (the "Jointly Selected Director") is to be a person mutually nominated by the Welsh Carson Directors and the members of the Board other than the Jointly Selected Director and the Welsh Carson Directors (the "Company Directors"). LabOne further agreed to use its best efforts to cause the persons nominated by WCAS IX to be elected to the Board by the holders of Common Stock.

In connection with the financing provided by WCAS IX, WCAS IX and certain members of the family of W. Thomas Grant II, including certain related trusts (the "Grant Family"), entered into a voting agreement, dated as of August 31, 2001 (the "voting agreement"). Under the voting agreement, as amended, certain members of the Grant Family agreed to vote their shares of Common Stock in favor of the election of the director nominees of WCAS IX.

Mr. Mackesy is a director nominee of WCAS IX; however, his nomination, as well as that of Mr. Seward, has been recommended to the Board by the Nominating/Corporate Governance Committee, and both nominees have been nominated by the Board. WCAS IX is not voting on the election of directors. It is expected that each of the nominees will be available for election, but in the event that either of them is unavailable, the persons named in the accompanying proxy will vote for a substitute nominee or nominees designated by the Board.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS GRANT AUTHORITY TO VOTE THEIR SHARES "FOR" THE ELECTION OF THESE NOMINEES AS DIRECTORS.

Nominees for Election as Directors
Name	Age	Class	Principal Occupation
James R. Seward	50	A

Mr. Seward was appointed a class A director upon the merger of LabOne, Inc., a Delaware corporation (the "Delaware Corporation"), into LabOne (formerly Lab Holdings, Inc.) in 1999 (the "merger"). Mr. Seward was a director of the Delaware corporation from 1987 to the time of the merger. Mr. Seward has been self-employed as a private investor and consultant since August 1998. From December 1996 to August 1998, he served as President, Chief Executive Officer and a director of SLH Corporation, a wholly-owned subsidiary of LabOne prior to its spin-off in March 1997. He was Executive Vice President of LabOne from 1993 - 1997 and served as its Chief Financial Officer from 1990-1997. Mr. Seward is a Chartered Financial Analyst (CFA) and has M.B.A. and M.P.A. degrees from the University of Kansas. Mr. Seward also is a director of Syntroleum Corporation and Concorde Career Colleges.

D. Scott Mackesy	35	A

Mr. Mackesy was elected a class A director of LabOne at the special meeting of shareholders held January 31, 2002. Mr. Mackesy is a general partner of Welsh Carson Anderson & Stowe, where he focuses primarily on investments in the healthcare industry, and is a managing member of the general partner WCAS IX Associates, L.L.C. Prior to joining Welsh Carson in 1998, Mr. Mackesy was a Vice President in the Investment Research Department at Morgan Stanley Dean Witter, where he was a health care equity research analyst. Mr. Mackesy received his bachelor's degree from The College of William & Mary. He is a member of the board of directors of United Surgical Partners, Inc. and several private companies, including AmeriPath, Inc.

Compensation of Directors

Directors who are not employees of LabOne receive an annual retainer fee of $12,500, a grant of a number of shares of Common Stock having a value equal to $2,500 and a stock option having a value of $15,000. Directors who are not employees of LabOne also receive $2,000 for each board meeting attended and $750 for each committee meeting attended, except for meetings of the Audit Committee. Directors who are not employees of LabOne and who serve on the Audit Committee (except as its Chairman) receive an annual retainer fee of $1,000. All Audit Committee members also receive $1,500 for each Audit Committee meeting attended. Each such director who also serves as Chairman of a committee (except the Chairman of the Audit Committee) also receives $1,250 per year for serving in such capacity. The Chairman of the Audit Committee receives an annual retainer fee of $2,500. Directors also receive reimbursement for reasonable expenses in attending meetings.

Related Party Transactions

James R. Seward, a director of LabOne and a member of its Audit Committee, entered into a consulting agreement with LabOne as of October 31, 2001. Mr. Seward agreed to assist the Company in strategic and management planning, in identifying acquisition candidates and in performing the financial analysis by the Company of any pending business acquisitions. The Company paid Mr. Seward $32,560 under this consulting agreement during 2002. The agreement was terminated voluntarily in its entirety effective September 1, 2002, and no further payments under it will be made after that date to Mr. Seward.

See information provided under the heading "Information Concerning Nominees for Election as Class A Directors" on page 3 and under the heading "Certain Relationships and Related Transactions" on page 20.

Indemnification

As required by the By-laws of LabOne, LabOne has entered into an indemnification agreement with each of the directors providing indemnification to the full extent permitted or authorized by law.

Meetings of the Board and Committees

There were six meetings of the Board during 2002 and it acted once by unanimous written consent. The committees of the Board include, among others, an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee. During 2002, the Audit Committee met four times at regular quarterly meetings and an additional five times to review earnings releases and other such matters, the Compensation Committee met three times and the Executive Committee acted four times by unanimous written consent. The Nominating/Corporate Governance Committee was established by the Board in November of 2002 and, except for an organizational meeting, did not meet in 2002. All incumbent directors attended 75 percent or more of the total number of all meetings of the Board and of committees of which they were members during 2002, except Mr. Mascotte, who attended two of the three Board meetings upon his appointment to the Board in August 2002.

The Audit Committee consists of W. Roger Drury, Chairman, James R. Seward and John E. Walker, each of whom is independent under the corporate governance standards of NASDAQ. The Board has adopted a written charter for the Audit Committee. The Audit Committee appoints and retains, and terminates when appropriate, the independent auditor; sets the independent auditor's compensation and pre-approves all audit services to be provided by the independent auditor; establishes policies and procedures for the engagement of the independent auditor to provide permitted non-audit services and pre-approves the performance of such permitted non-audit services; reviews the independent auditor's independence; reviews the scope and results of all audits and management's responses thereto; reviews the financial statements and any disputes with management arising over their preparation; considers with the independent auditor LabOne's internal controls; serves as a channel of communication between the independent auditor and the Board; and supervises special investigations deemed necessary by the Committee.

The Compensation Committee consists of Paul B. Queally, Chairman, D. Scott Mackesy, and W. Roger Drury, each of whom is independent under the corporate governance standards of NASDAQ. The Compensation Committee reviews and makes recommendations to the Board with respect to: the salary structure and any discretionary annual bonuses for executive and senior officers; the compensation of non-officer directors; appropriate amendments to LabOne's incentive plans, performance goals, aggregate amounts of incentive bonuses and payments to participants under LabOne's incentive plans; contributions or amendments to LabOne's profit-sharing 401(K) plan; significant amendments to all other employee benefit plans of LabOne; and any significant employee supplementary pension or termination arrangements.

The Executive Committee consists of W. Thomas Grant II, Chairman, Paul B. Queally and James R. Seward. The Executive Committee exercises all the powers and authority of the Board when the Board is not meeting; develops, recommends and reviews policy guidelines for all LabOne investments and borrowings; recommends and reviews the performance of outside investment management firms performing services for LabOne; and reports all of its actions to the Board.

The Nominating/Corporate Governance Committee consists of John P. Mascotte, Chairman, and John E. Walker, each of whom is independent under the corporate governance standards of NASDAQ. The Nominating/Corporate Governance Committee assists the Board in fulfilling its nominating functions; reviews the independence of non-management directors; assists the Board in fulfilling its corporate governance oversight function; and takes a leadership role in shaping the corporate governance of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and beneficial owners of more than ten percent of the Common Stock of LabOne to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission and to provide copies to LabOne. Based solely upon a review of the copies of such reports provided to LabOne and written representations from directors and executive officers, LabOne believes that such persons have complied with all applicable Section 16(a) filing requirements for 2002, except that W. Thomas Grant II, Chairman of the Board, President and Chief Executive Officer, reported late, on a Form 4 filed April  4, 2003, three Form 4's and two Form 5's reporting on 12 transactions occurring during 2001 and 2002 involving (1) gifts aggregating 2,919 shares from Mr. Grant's aunt to Mr. Grant and his wife in May and December 2001 and January 2002, (2) distributions aggregating 9,383 shares in June 2002 to Mr. Grant's sons, who no longer lived in his household, by Mr. Grant as custodian for his sons under the Kansas Uniform Gifts to Minors Act, (3) a sale of 2,937 shares by Mr. Grant's 401(k) plan account in April 2002 to provide proceeds for a loan to Mr. Grant, and (4) a distribution of 63,462 shares to a trust for Mr. Grant from his aunt's estate in May 2002.

PROPOSAL 2

APPROVAL OF INDEPENDENT AUDITOR

KPMG LLP served as independent auditor to LabOne for 2002. The Board, upon the recommendation of its Audit Committee, has ratified the selection of KPMG LLP to serve as independent auditor to LabOne for 2003.

Representatives of KPMG LLP are expected to be present at the annual meeting to answer questions about the audit report. They also will have the opportunity to make a statement if they desire to do so.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS GRANT AUTHORITY TO VOTE THEIR SHARES "FOR" THE APPROVAL OF KPMG LLP AS INDEPENDENT AUDITOR TO LABONE FOR 2003.

Audit and Non-Audit Fees

For the fiscal years ended December 31, 2002, and December 31, 2001, KPMG LLP billed the Company for its services the fees set forth below. Certain amounts for 2001 have been reclassified to conform to the 2002 presentation.

	2001	2002
Audit fees:	$ 142,900	$ 127,500
Audit related fees: (1)	16,300	17,000
Tax fees: (2)	20,425	64,320
All Other Fees: (3)	7,000	—
Total	$ 186,625	$ 208,820

(1) Audit related fees consisted principally of audits of employee benefit plans.
(2) Tax fees consisted principally of assistance with tax returns and related tax issues.
(3) All other fees in 2001 consisted principally of assistance related to LabOne's security initiative.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Committee has met and held discussions with management and the independent auditor regarding the fair and complete presentation of the Company's results. The Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the financial statements with management and the independent auditor. The Committee discussed with the Company's independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

In addition, the Committee received the written disclosures from the independent auditor required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the independent auditor their independence in relation to the Company and its management. The Committee also considered whether the provision of non-audit services to the Company by the independent auditor is compatible with the auditor's independence. The Committee has concluded that the independent auditor is independent from the Company and its management.

The Committee discussed with the Company's independent auditor the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's controls, and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 to be filed with the Securities and Exchange Commission. The Committee has selected, and the Board has ratified, the selection of the Company's independent auditor for 2003.

Submitted by the Audit Committee

W. Roger Drury, Chairman
James R. Seward
John E. Walker

MANAGEMENT OF LABONE

Directors and Executive Officers

The directors and executive officers of LabOne are as follows:

Name	Age	Position
W. Thomas Grant II	52	Chairman, President, Chief Executive Officer and Class C Director
Michael J. Asselta	35	Executive Vice President and Chief Operating Officer
John W. McCarty	47	Executive Vice President, Chief Financial Officer and Treasurer
Joseph P. Ratterman	36	Executive Vice President and Chief Information Officer
Joseph C. Benage	49	Executive Vice President, General Counsel and Secretary
Gregg R. Sadler	52	Executive Vice President - Administration and President - Risk Assessment Division
Troy L. Hartman	35	Executive Vice President - Insurance Services Group and President - ExamOne
James J. Mussatto	53	Executive Vice President - Healthcare & Substance Abuse Testing
James R. Seward	50	Class A Director
D. Scott Mackesy	35	Class A Director
Paul B. Queally	39	Class B Director
Sean M. Traynor	34	Class B Director
John P. Mascotte	64	Class B Director
W. Roger Drury	56	Class C Director
John E. Walker	64	Class C Director

Mr. W. T. Grant II was appointed Chairman of the Board, President, Chief Executive Officer and a class C director of LabOne upon the merger of LabOne and the Delaware corporation in 1999. Mr. Grant served as a director of the Delaware corporation from 1993 to the time of the merger. He served as Chairman of the Board, President and Chief Executive Officer of the Delaware corporation from October 1995 to the time of the merger. He served as Chairman of the Board of LabOne from May 1993 to September 1997. Mr. Grant is also a director of AMC Entertainment, Inc., Commerce Bancshares, Inc. and Business Men's Assurance Company of America.

Mr. Asselta was appointed Executive Vice President and Chief Operating Officer of LabOne in December 2000. He worked in various management and engineering positions at UPS and RPS (FedEx) before joining LabOne in April of 1995. At LabOne, Mr. Asselta has served as Director of Field Operations, Vice President for Clinical Sales Administration, Senior Vice President for Healthcare and Executive Vice President for Operations. In these roles, Mr. Asselta developed and managed various operational and business development units supporting all of LabOne's laboratory divisions.

Mr. McCarty became Executive Vice President and Chief Financial Officer of LabOne, effective April 1, 2000. From January 1999 through December 1999, Mr. McCarty served as Senior Vice President and Chief Financial Officer of eai Healthcare Staffing Solutions, Inc., Phoenix, Arizona, a healthcare staffing company which was sold to Rehab Care Group, Inc. From November 1997 to November 1998, he was Senior Vice President and Chief Financial Officer of United Dental Care, a dental health maintenance organization which was acquired. From May 1996 to October 1997, he was Executive Vice President and Chief Financial Officer of NovaMed Eyecare Management, an ophthalmology and surgery center management company. Prior to May 1996 he was Assistant Vice President of corporate finance and Vice President of Columbia Capital Corporation for Columbia/HCA Healthcare Corporation, where he was responsible for over $7 billion in financing.

Mr. Ratterman was appointed Executive Vice President - Information Technology and Chief Information Officer in December 2001. He previously worked in a wide range of software, technical, and management positions throughout his career. Mr. Ratterman recently held the Chief Information and Technology Officer position at Bridge Information Systems Inc. In that position, he managed one of the world's largest private IP networks, and the flow of products and services delivered over that network, which provided valuable stock market insight to financial industry professionals around the world. When Bridge was acquired by its competitor, Reuters, he assumed additional responsibility as a Senior Company Officer in the new organization.

Mr. Benage was appointed Executive Vice President, General Counsel and Secretary of LabOne in May 2001. Upon graduation from law school he joined the law firm of Hillix, Brewer, Hoffhaus, Whittaker and Wright where he was admitted to the partnership in 1984. In 1998 his firm merged with the Morrison & Hecker firm, and Mr. Benage became a partner there. During his tenure at the Hillix Brewer firm Mr. Benage served on the executive management committee and as chair of the corporate department. At Morrison & Hecker Mr. Benage served as chair of the mergers and acquisitions, corporate finance, and general business group. While at both firms Mr. Benage represented LabOne since 1983.

Mr. Sadler was appointed Executive Vice President - Administration, President - Insurance Services Division and Secretary of LabOne at the time of the merger. He served as a director of the Delaware corporation from 1985 to the time of the merger. He served as Executive Vice President - Administration of the Delaware corporation from 1993 to the time of the merger and as President -Insurance Laboratory Division from 1994 to the time of the merger. He served as Secretary of the Delaware corporation from 1988 to the time of the merger.

Mr. Hartman joined LabOne as Vice President - ExamOne in October 1999. From October 1993 through December 1997, Mr. Hartman served as Vice President of Business Development for IMR (Insurance Medical Reporter), a paramedical company. IMR merged with Physical Measurements Inc. (PMI) in December 1997. IMR had annual revenues of $32 million at the time of the merger. In December 1997, Mr. Hartman became the Vice President of Sales and Marketing for PSA (Paramedical Services of America), a paramedical company. At the time Mr. Hartman left PSA in October 1999 it had annual revenues of approximately $75 million.

Mr. Mussatto was appointed Executive Vice President - Healthcare and Substance Abuse Testing in September 2001 at the time of the Osborn Group acquisition. He joined Osborn in 1997, and was the Senior Vice President Sales and Life and Health Laboratory Operations. Prior to Osborn he had a 25-year career with several major hospital and clinical laboratory organizations. Mr. Mussatto has held senior operations and sales and marketing positions with such companies as Laboratory Corporation of America, MetPath, Corning, Inc., Med Express National Laboratory Center, and American Hospital Supply Corporation, Inc.

Biographical information for Messrs. Seward and Mackesy is included under "Nominees for Election as Directors on page 4.

Mr. Queally was appointed a class B director of LabOne on August 31, 2001. His term ends at the 2004 annual meeting of shareholders. Mr. Queally is a general partner of Welsh, Carson, Anderson & Stowe, where he focuses primarily on investments in the healthcare industry, and is a managing member of the general partner WCAS IX Associates, L.L.C. Prior to joining Welsh Carson in 1996, Mr. Queally was a general partner at the Sprout Group, the private equity group of Donaldson, Lufkin & Jenrette. Mr. Queally received his bachelor's degree from the University of Richmond and an MBA from Columbia Business School. He is currently the Chairman of the Board of Concentra, Inc., and a member of the boards of directors of MedCath, Inc., United Surgical Partners, Inc. and several private companies, including AmeriPath, Inc.

Mr. Traynor was elected a class B director of LabOne at the special meeting of shareholders held January 31, 2002. His term ends at the 2004 annual meeting of shareholders. Mr. Traynor is a principal at Welsh, Carson, Anderson & Stowe, where he focuses on investments in the healthcare, information services and telecommunications industries. Prior to joining Welsh Carson in 1999, Mr. Traynor worked in the healthcare and financial services investment banking groups at Bankers Trust Alex, Brown, and he also spent three years with Coopers & Lybrand. Mr. Traynor earned his bachelor's degree from Villanova University and MBA from the Wharton School of Business. He is a member of the boards of directors of several private companies, including AmeriPath, Inc.

Mr. Mascotte was appointed a class B director of LabOne on August 22, 2002. His term ends at the 2004 annual meeting of shareholders. Mr. Mascotte retired as president and chief executive officer of Blue Cross and Blue Shield of Kansas City, Inc. on June 30, 2001. He is the former chairman and chief executive officer of the Continental Corporation, an insurance holding company, which merged in 1995 with CNA. After graduating from the University of Virginia Law School, he began his career as law clerk to Howard A. Dawson, Jr., former chief judge of the United States Tax Court, and then joined Coopers & Lybrand as a tax specialist before becoming executive vice president of People's Trust Bank in Fort Wayne, Indiana. Mascotte also is a certified public accountant and a chartered life underwriter. Mascotte also serves on the boards of Wyeth, Inc., Hallmark Cards, Inc., Crown Media Holdings, Inc., and Businessmen's Assurance Company. He is a member of the board of trustees of the Aspen Institute and serves on the board of the Hall Family Foundation. Mascotte is the former national chairman of the Local Initiatives Support Corporation, the nation's largest non-profit developer of low-income housing, and he now serves as chairman of Winco, an LISC affiliate which acts as an intermediary in support of welfare-to-work initiatives. He is a member of the board of the Taub Institute for Research on Alzheimer's Disease and the Aging Brain at Columbia University in New York and a former Trustee of the New York Public Library and Lincoln Center in New York.

Mr. Drury was elected a Class C director at the January 31, 2002 special shareholder meeting. Mr. Drury is a private investor. He held the position of Chief Financial Officer at Humana, Inc. from 1992 until his retirement in 1996. Mr. Drury held a number of other senior positions at Humana, Inc. from the time he joined it in 1979 until his promotion to Chief Financial Officer. Mr. Drury was a certified public accountant and spent several years with Price Waterhouse Coopers, serving in its Louisville practice and New York national offices. Mr. Drury graduated summa cum laude and valedictorian from Bellarmine University in 1969 with a degree in accounting. He is a member of the boards of directors of U.S. Healthworks, Bellarmine University and Boyshaven, and he has served on the boards of directors of several private and public companies, as well as several civic and charitable not for profit organizations.

Mr. Walker was appointed a class C director of LabOne at the time of the merger. Mr. Walker was a director of the Delaware corporation from 1984 to the time of the merger. He retired as Managing Director - Reinsurance of Business Men's Assurance Company of America in 1996. He served as Vice Chairman of the Board of the Delaware corporation prior to 1994. Mr. Walker is a director of FBL Financial Group, Inc.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain summary information concerning compensation paid or accrued by LabOne to or on behalf of (i) the person who served as its chief executive officer during 2002 and (ii) the four next most highly compensated executive officers serving as of December 31, 2002 (collectively, "Named Executive Officers"), for services rendered in all capacities to LabOne and its subsidiaries for each of the last three completed fiscal years.

Name, Principal Position	Fiscal Year	Annual Compensation		Long-Term Compensation	All Other Compensation ($) (2)
		Salary ($)	Bonus (1)	Securities Underlying Options Granted (#)
W. Thomas Grant II, Chairman of the Board, President and Chief Executive Officer	2002 2001 2000	249,000 249,000 237,577	103,335 86,447 —	254,156 — 50,000	26,510 22,347 22,050
Joseph P. Ratterman, Executive Vice President Information Technology and Chief Information Officer	2002 2001 2000	200,000 8,602 —	82,500 3,900 —	65,000 10,000 —	13,577 — —
John W. McCarty, Executive Vice President and Chief Financial Officer	2002 2001 2000	175,000 175,000 127,885	54,469 40,504 51,614	127,889 — 70,000	20,318 17,367 164
Joseph C. Benage, Executive Vice President, General Counsel and Secretary	2002 2001 2000	175,000 104,327 —	69,050 68,964 —	16,552 80,000 —	22,642 215 —
Gregg R. Sadler, Executive Vice President - Administration and President - Insurance Laboratory Division	2002 2001 2000	175,000 175,000 172,219	36,313 40,504 —	90,121 — 15,000	23,335 22,059 22,050

(1) The amounts shown in this column for 2002 consist of:

     cash in the amounts of $51,668 for Mr. Grant, $27,234 for Mr. McCarty, $14,525 for Mr. Benage and $18,156 for Mr. Sadler under LabOne's 2002 annual incentive plan;

     the value of stock options granted effective January 1, 2003 to purchase 9,719 shares by Mr. Grant, 5,123 shares by Mr. McCarty, 3,415 shares by Mr. Sadler and 2,732 shares by Mr. Benage under LabOne's 2002 offering under its Bonus Replacement Stock Option Program, all of which are fully vested at time of grant and contain a reload feature;

     a discretionary bonus of $82,500 paid to Mr. Ratterman; and

     a discretionary bonus of $40,000 paid to Mr. Benage.

(2) The amounts shown in this column for 2002 consist of:

     contributions by LabOne to the accounts of the Named Executive Officers under LabOne's defined contribution pension plan in the amounts of $20,561 for Mr. Grant, $7,861 for Mr. Ratterman, $17,386 for Messrs. Benage and Sadler and $19,958 for Mr. McCarty.

     50% matching contributions by LabOne to the accounts of such persons under LabOne's profit-sharing 401(K) plan in the amounts of $5,397 for Messrs. Grant and Sadler, $5,500 for Mr. Ratterman, and $4,897 for Mr. Benage.

     insurance premium payments by LabOne with respect to group term life insurance for the benefit of such persons in the amounts of $552 for Messrs. Grant and Sadler, $216 for Mr. Ratterman and $360 for Messrs. Benage and McCarty.

Option Grants in 2002

The following table provides certain information regarding individual grants of stock options made during 2002 to each of the Named Executive Officers.

Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
					5%	10%
W. Thomas Grant II	9,356 (1) 200,000 (3) 44,800 (3)	0.94 20.16 4.52	15.40 24.15 15.90	1/01/12 5/27/12 2/27/12	83,678 3,037,561 442,501	218,589 7,697,776 1,126,540
John W. McCarty	4,384 (1) 3,515 (2) 100,000 (3) 20,000 (3)	0.44 0.35 10.08 2.02	15.40 22.01 24.15 15.90	1/01/12 1/01/12 5/27/12 2/27/12	39,210 54,242 1,518,781 197,545	102,426 128,701 3,848,888 502,919
Joseph P. Ratterman	40,000 (4) 25,000 (3)	4.03 2.52	15.83 24.15	2/27/12 5/27/12	398,030 379,695	1,008,839 962,222
Joseph C. Benage	8,767 (1) 7,785 (2)	0.88 0.78	15.40 18.95	1/01/12 1/01/12	78,411 89,841	204,828 226,035
Gregg R. Sadler	8,767 (1) 50,000 (3) 6,354 (2) 25,000 (3)	0.88 5.04 0.64 2.52	15.40 24.15 26.41 15.90	1/01/12 5/27/12 1/01/12 2/27/12	78,411 759,390 98,042 246,931	204,828 1,924,444 246,388 628,649

(1)     The option granted under the LabOne 2001 Bonus Replacement Stock Option Program is fully vested at time of grant and contains a reload feature.

(2)     The option granted under the reload feature of the 2001 Bonus Replacement Stock Option Program vests one year after date of exercise of the underlying option.

(3)     The option vests in five equal annual installments, subject to immediate vesting upon a "change of control" of LabOne as defined in the stock option agreement governing the stock option. The option contains a reload feature.

(4)     The option vests in five equal annual installments, subject to immediate vesting upon a "change of control" of LabOne as defined in the stock option agreement governing the stock option.

Aggregated Option Exercises in 2002 and December 31, 2002 Option Value Table

The following table provides certain information concerning the exercise of stock options during 2002 by each of the Named Executive Officers and the number and value of unexercised options held by such persons on December 31, 2002.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Shares Underlying Unexercised Options on December 31, 2002 (#)		Value of Unexercised In-the-Money Options on December 31, 2002 ($)
			Options Exercisable	Options Unexercisable	Options Exercisable	Options Unexercisable
W. Thomas Grant II	—	—	134,356	244,800	560,831	81,536
John W. McCarty	14,384	197,303	60,000	123,515	669,450	36,400
Joseph P. Ratterman	10,000	107,600	—	65,000	—	75,800
Joseph C. Benage	18,767	206,523	70,000	7,785	701,400	—
Gregg R. Sadler	8,767	96,525	45,000	81,354	265,838	45,500

Employment Agreements

LabOne has employment agreements with each of the Named Executive Officers.

Mr. Grant's agreement provides for his employment for a two-year term from February 2000 to February 2002 and is renewable annually thereafter for successive one-year terms unless LabOne elects not to extend the agreement. Mr. Benage's agreement provides for his employment for a three-year term from May 2001 to May 2004 and is renewable annually thereafter for successive one-year terms unless LabOne elects not to extend the agreement. Mr. Sadler's agreement is renewable annually for successive one-year terms unless LabOne elects not to extend it. The agreements with Mr. McCarty and Mr. Ratterman are terminable on 30 days' notice. The current annual base salaries provided pursuant to these agreements are $325,000 to Mr. Grant, $225,000 to Mr. McCarty, $200,000 to Mr. Ratterman, $175,000 to Mr. Benage, and $175,000 to Mr. Sadler.

In the event that LabOne terminates Mr. Grant without cause (as defined in the agreement), LabOne will pay Mr. Grant a lump sum severance payment equal to his base salary for the balance of the term of his agreement, plus one year's base salary. In the event that LabOne terminates Mr. Benage without cause, LabOne will pay Mr. Benage a lump sum severance payment equal to the greater of his base salary for the balance of the term of his agreement or one year's base salary. If LabOne terminates Mr. Sadler without cause (as defined in the agreement), LabOne will pay Mr. Sadler a lump sum severance payment equal to his base salary for the balance of the term of his agreement, plus 50% of one year's annual base salary. If LabOne terminates Mr. McCarty without cause, LabOne will pay him a severance payment equal to one year's base salary. If LabOne terminates Mr. Ratterman without cause, LabOne will pay him a lump sum severance payment equal to six months' base salary.

Under each of the agreements with the Named Executive Officers, if a change of control of LabOne (as defined in the agreements) occurs when such officer is in LabOne's full-time employment, and within one year after such a change in control the officer's employment is terminated for any reason other than permanent disability, death or normal retirement, LabOne will pay the officer as termination compensation a lump sum amount equal to three times the officer's average annual compensation for the most recent five taxable years (subject to certain limitations prescribed in the Internal Revenue Code) and any remaining term of the officer's agreement will be cancelled. Under each agreement, the officer agrees not to compete with LabOne for a period of two years after the termination of his employment.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board currently consists of Paul B. Queally, Chairman, D. Scott Mackesy and W. Roger Drury. None of the members of the committee is a current or former employee or officer of LabOne or any of its subsidiaries or has any relationship with LabOne other than those described in this proxy statement.

Compensation Committee Report on Executive Compensation

All issues pertaining to executive compensation are reviewed by the Compensation Committee and recommendations are submitted by the committee to the full Board for approval.

Compensation Philosophy

The philosophy governing executive compensation is based on a belief that management and shareholders have a common goal of increasing the value of LabOne. The business strategy for achieving this goal is expressed in LabOne's mission statement: "LabOne is dedicated to maximizing the return on investment for our shareholders . . . to providing the lowest-cost, highest-quality laboratory testing services for our clients . . . to providing a working environment that emphasizes accountability for results and rewards employees based on their contribution to LabOne's success".

Three principal elements of executive compensation - base salary, annual incentive compensation, and stock options - are used to motivate and reward the accomplishment of annual and long term corporate objectives, build shareholder value, reinforce a strong orientation toward operating excellence, provide variability in individual awards based on contributions to business results, and maintain a competitive compensation package to attract, retain and motivate individuals of the highest professional quality.

Base Salary

Base salaries for 2000 were developed based on a survey conducted in 1999 by the Hay Group, a compensation consulting firm. Base salaries were targeted at the median level of pay for comparable positions in the Hay Group All-Organization Database. The Committee also considered an individual performance evaluation for each executive officer in determining his or her base salary. Base salary decisions were not based upon any specific financial performance measure or criterion with respect to LabOne. Any increases to base salary during 2001 were limited to those instances in which an increase was justified by the individual's performance or increased assumption of responsibilities and ability to affect shareholder value.

In 2002, at the request of the Board, Welsh, Carson, Anderson & Stowe performed a market review of the executive pay programs at peer companies to determine the competitive pay ranges for the chief executive officer, chief operating officer, chief financial officer, general counsel, and chief information officer positions. Based on the results of the market review, individual performance and responsibilities, and the ability of the officer to affect shareholder value, increases to the base salaries of the chief executive officer, the chief operating officer and the chief financial officer were recommended to and approved by the Board effective January 1, 2003, to $325,000, $225,000 and $225,000, respectively.

Annual Incentive Plan

The annual incentive plan is designed to motivate and reward the accomplishment of targeted growth in operating results. The Committee established a goal under the 2002 plan based upon the Committee's judgment of reasonable earnings per share growth over the previous fiscal year. No incentive bonuses were payable under the plan if the minimum earnings threshold was not met. The size of the incentive pool increases pursuant to a formula established by the Committee as earnings increase over the minimum threshold. Under the plan, the incentive pool is distributed to designated officers and managers at year end according to a pre-established weighting. The weighting is based upon management's subjective evaluations of each individual's potential contribution to LabOne's financial and strategic goals for the year, and is reviewed and approved by the Committee. Bonuses accrued to management employees under the plan for 2002 totaled $762,531.

LabOne also pays discretionary annual bonuses to executive officers and key employees of LabOne and its subsidiaries on an irregular basis upon the recommendation of the Committee. In making determinations as to recommended bonuses, the Committee considers the financial condition and the operating results over the last fiscal year, the level of salary, bonus, fringe and other benefits currently provided to the executive and the individual performance of the executive. The Committee's recommendations are based upon its subjective review of these factors and also may be based in part on specific criteria or financial performance measurements. Discretionary bonuses paid to management employees for 2002 totaled $122,500.

Stock Options

The Compensation Committee, as well as the Board, believes that significant stock ownership through stock options by key management employees should be a major incentive in aligning the interests of management and shareholders, because value is only provided if the stock price increases and because stock options have an effective long-term reward and retention function.

LabOne administers the 1987 long-term incentive plan ("1987 Plan") and the 1997 long-term incentive plan ("1997 Plan"). Under the plans, ten-year nonqualified stock options are granted to executive officers and other key employees when they are hired or promoted into eligible positions, with vesting generally occurring over five years. In addition, LabOne administers the Lab Holdings, Inc. 1997 Director Stock Option Plan ("1997 Director Plan"), pursuant to the terms of which certain directors who did not continue in office after the merger hold options to acquire 55,000 shares of LabOne Common Stock.

LabOne also administers the 2001 Long-Term Incentive Plan ("2001 Plan"). The 2001 Plan includes three separate programs designed to further align the interests of employees and directors with the interests of shareholders. The plan includes the Bonus Replacement Stock Option Program, under which LabOne may permit or require employees who are eligible to receive incentive compensation under LabOne's incentive programs to receive nonqualified stock options in lieu of cash. The Stock Program for Outside Directors provides that outside directors of LabOne will receive their annual retainer fees in a combination of cash, shares of LabOne Common Stock and stock options. The Stock Incentive Program permits discretionary awards of stock incentives to officers, directors, key employees and consultants of LabOne.

Chief Executive Officer's Compensation

During 2002 Mr. Grant received an annual base salary of $249,000. In November 2002, the Committee recommended and the Board approved an increase in his salary from $249,000 per annum to $325,000 per annum, effective January 1, 2003. The increase was intended to bring Mr. Grant's salary in line with that paid to chief executive officers at peer companies and to recognize his individual performance and responsibilities and ability to affect shareholder value. Mr. Grant also received a car allowance and other perquisites totaling $9,756 in 2002. In addition, he participated in LabOne's 2002 annual incentive plan. Based on 2002 plan results, Mr. Grant earned an incentive bonus for 2002 of $103,335. During 2002 Mr. Grant also received additional grants of nonqualified stock options to purchase 254,156 shares of LabOne Common Stock.

Deductibility Cap on Compensation Exceeding $1,000,000

The Committee has considered the potential impact of section 162(m) of the Internal Revenue Code regarding non-deductibility of annual compensation in excess of $1,000,000. The Committee does not believe that section 162(m) will have any material impact upon LabOne, given the current salary and bonus levels of officers of LabOne and the treatment in the regulations of compensation under LabOne's long-term incentive plans. The Committee believes that many of the options currently outstanding are exempt from the deductibility limit under the transition provisions set forth in the regulations under section 162(m). It is the Committee's current intention that options granted under LabOne's long-term incentive plans will qualify as performance-based compensation and be exempt from the deductibility limits of section 162(m). The Committee will continue to evaluate the advisability of qualifying executive compensation for deductibility under section 162(m).

Submitted by the Compensation Committee

Paul B. Queally, Chairman
D. Scott Mackesy
W. Roger Drury

Comparison of Five Year Cumulative Total Return Among
LabOne, Nasdaq Composite Index and Peer Group

$600
$575
$550
$525
$500
$475
$450
$425
$400
$375
$350
$325
$300
$275
$250
$225
$200
$175
$150
$125
$100
$75
$50
$25
$0
1997
1998
1999
2000
2001
2002
LabOne, Inc.
Nasdaq US CRSP Index
Peer Group

	1997	1998	1999	2000	2001	2002
LabOne, Inc.	100.00	79.71	33.93	28.38	76.01	87.46
Peer Group	100.00	99.29	167.33	572.65	550.59	386.46
Nasdaq US CRSP Index	100.00	140.99	261.48	157.42	124.89	86.33

The table assumes the investment at the close of business on December 31, 1997, of $100 in LabOne Common Stock and the portfolio represented in each index, and assumes that all dividends were reinvested.

The NASDAQ Composite is a NASDAQ Stock Market index consisting of U.S. companies that is provided by the Center for Research in Security Prices of the University of Chicago. LabOne has selected an index of six testing laboratories and insurance services companies as its peer group:(1) AmeriPath, Inc., Bio-Reference Laboratories, Inc., Hooper Holmes, Inc., Impath, Inc., Laboratory Corporation of America Holdings, and Quest Diagnostics, Inc. The Company believes that the peer group index provides an appropriate comparison.

(1) Dianon Systems, Inc. and DynaCare, Inc., which were included in our Peer Group in our 2002 Proxy Statement, have been acquired and are no longer available for inclusion in our Peer Group.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 31, 2001, WCAS IX invested a total of $50 million in preferred stock and subordinated debt of LabOne to fund the acquisition of the Osborn Group and related expenses of the transaction. The securities consisted of $14 million of Series B-1 Convertible Preferred Stock, $21 million of Series B-2 Preferred Stock, and $15 million of subordinated debt. On January 31, 2002, the holders of common stock of LabOne approved the automatic conversion of all Series B-2 Preferred Stock into Series B-1 Convertible Preferred Stock. The Series B-1 Convertible Preferred Stock has a conversion price of $8.32, and a coupon of 8.0%, payable in kind. The subordinated debt has a cash coupon of 11%, and was retired December 31, 2002. In connection with the issuance of the Series B-1 Convertible Preferred Stock, LabOne issued to WCAS IX 350,000 warrants with a nominal strike price. WCAS IX maintains a right of first refusal to invest an additional $30 million in LabOne to fund future acquisitions.

Paul B. Queally, Sean M. Traynor and D. Scott Mackesy are directors of LabOne. Messrs. Queally and Mackesy had an interest in the above transactions as general partners of Welsh, Carson, Anderson & Stowe and as managing members of the general partner of WCAS IX. Mr. Traynor had an interest in the transactions as a principal at Welsh, Carson, Anderson & Stowe. See also additional information provided under the heading "Election of Directors" on page 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows as of March 1, 2003, the total number of shares of Common Stock beneficially owned by persons known to be beneficial owners of more than 5% of the outstanding common stock.

Beneficial Owner	Shares of LabOne Beneficially Owned March 1, 2003[1]	Percentage of Outstanding Shares of LabOne Beneficially Owned
WCAS Management Corporation Welsh, Carson, Anderson & Stowe, IX, L.P. 320 Park Avenue, Suite 2500 New York, New York 10022-6815	5,082,000[2]	31%
St. Denis J. Villere & Co. 210 Baronne Street Suite 808 New Oreleans, LA 70112-1727	704,500[3,4]	6.2%
The Southern Fiduciary Group, Inc. 2325 Crestmoor Road, Suite 202 Nashville, Tennessee 37215	842,375[3,5]	7.4%

1.     Unless otherwise indicated, each person has sole voting and investment power with respect to the shares listed.

2.     Based on holdings that were convertible into or exercisable for Common Stock as of March 1, 2003, including shares issuable as a result of the exercise of Series B Warrants and of dividend accruals through February 28, 2003. In the Schedule 13D filed September 10, 2001, WCAS Management Corporation reported that it had sole voting and investment power with respect to the shares of Common Stock issuable upon conversion of Series B-1 Convertible Preferred Stock and exercise of Series B Warrants. According to the Schedule 13D, the reporting persons made a single, joint filing because they may be deemed to constitute a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. The Schedule 13D reports that WCAS IX Associates, L.L.C., the sole general partner of WCAS IX, may be deemed to beneficially own the shares beneficially owned by WCAS IX. The Schedule 13D reports that the reporting persons and the members of the Grant Family may be deemed to constitute a group as a result of the voting agreement between members of the Grant Family and WCAS IX.

3.     As reported in a Schedule 13G filed by the beneficial owner as of December 31, 2002.

4.     According to the Schedule 13G filed by the reporting person, the reporting person has sole voting and dispositive power with respect to 2700 shares and shared voting and dispositive power with respect to 701,800 shares.

5.     According to the Schedule 13G filed by the reporting person, the reporting person has sole voting power with respect to 376,000 shares and no voting power with respect to 466,375 shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows as of April 1, 2003, for each director, each of the Named Executive Officers, and all directors and executive officers of LabOne as a group, the total number of shares of Common Stock beneficially owned by such persons.

Beneficial Owner	Shares of LabOne Beneficially Owned[1,2]	Percentage of Outstanding Common Stock of LabOne Beneficially Owned[3]
W. Thomas Grant II	328,813[4,5]	1.9%
John W. McCarty	99,507	*
Joseph P. Ratterman	13,200[4]	*
Joseph C. Benage	81,768[4]	*
Gregg R. Sadler	82,519[4]	*
James R. Seward	51,643	*
D. Scott Mackesy	5,083,197[6]	30%
Paul B. Queally	5,084,409[6]	30%
Sean M. Traynor	3,020[7]	*
W. Roger Drury	1,197	*
John E. Walker	22,602[8]	*
John P. Mascotte	592	*
All directors and executive officers of LabOne as a group (16 persons)	5,862,428	34.6%

*     Less than 1% of outstanding shares.

1.     Unless otherwise indicated, each person has sole voting and investment power with respect to the shares listed.

2.     Includes the following numbers of shares which such persons have the right to acquire within 60 days after April 1, 2003 pursuant to options granted under LabOne's Long-Term Incentive and Bonus Replacement Plans: Joseph C. Benage, 80,517 shares; W. Roger Drury, 1,041 shares; W. Thomas Grant II, 193,035 shares; D. Scott Mackesy, 1,041 shares; John W. McCarty, 92,638 shares; Paul B. Queally, 2,095 shares; Gregg R. Sadler, 63,415 shares; James R. Seward, 5,076 shares; Sean M. Traynor, 1,041 shares; John E. Walker, 5,076 shares; and all directors and executive officers as a group, 542,276 shares.

3.     For purposes of determining this percentage, the outstanding shares of LabOne include shares which such persons have the right to acquire as of or within 60 days after April 1, 2003.

4.     Includes the following numbers of shares held at December 31, 2002 in individually directed accounts of the named persons under LabOne's 401(k) profit-sharing plan, as to which each of such persons has sole investment power only: W. Thomas Grant II, 27,197 shares; Gregg R. Sadler, 9,292; Joseph C. Benage, 269 shares; Joseph P. Ratterman, 200 shares; and all directors and executive officers as a group, 43,168 shares.

5.     Includes 19,182 shares held by W. Thomas Grant II as custodian for his children, 63,462 shares held in a family trust for which W. Thomas Grant II serves as co-trustee and in that capacity shares voting and investment powers, 7,358 shares owned by the minor son of W. Thomas Grant II, and 4,007 shares owned by the wife of W. Thomas Grant II, as to which he disclaims beneficial ownership.

6.     Includes holdings that were convertible into or exercisable for Common Stock as of April 1, 2003, including shares issuable as a result of the exercise of Series B Warrants and of dividend accruals through February 28, 2003. Includes 5,082,000 shares beneficially owned by WCAS IX and related parties. See footnote 2 to table entitled "Security Ownership of Certain Beneficial Owners" on page 20. Messrs. Queally and Mackesy are managing members of WCAS IX Associates, L.L.C. ("IX Associates"), which is the general partner of WCAS IX. The managing members of IX Associates may be deemed to share the power to vote or direct the voting or to dispose or direct the disposition of the shares beneficially owned by WCAS IX or IX Associates. Messrs. Queally and Mackesy disclaim beneficial ownership of the shares beneficially owned by WCAS IX and IX Associates.

7.     Includes holdings that were convertible into or exercisable for Common Stock as of April 1, 2003, including shares issuable as a result of the exercise of Series B Warrants. Does not include shares issuable as a result of dividend accruals through February 28, 2003.

8.     All of Mr. Walker's shares are owned by a revocable trust for Mr. Walker's wife, as to which he disclaims beneficial ownership.

SHAREHOLDER PROPOSALS

Requirements for Shareholder Proposals to be Brought Before an Annual Meeting

Shareholder nominations of persons for election as directors or other proposals may be brought before the 2004 annual meeting of shareholders only by shareholders entitled to vote at such meeting who give timely written notice thereof in compliance with Article VI of the by-laws, which notice must be delivered to the Secretary of LabOne on the earlier of (a) 90 days prior to the date of such meeting or (b) if LabOne does not provide at least 100 days' prior notice or public announcement of the date of such meeting, the shareholder notice must be delivered to the Secretary not more than ten days following the mailing date of the notice or public announcement of the date of the meeting.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy

To be considered for inclusion in the proxy statement and proxy for the 2004 annual meeting of shareholders, any shareholder proposal must be received at LabOne's corporate office by December 18, 2003.

GENERAL

The Board knows of no other matters which will be presented for consideration at the annual meeting. If any other matters do properly come before the meeting, proxies in the accompanying form confer upon the persons named in them discretionary authority to vote upon such matters, to the extent permitted under the applicable rules of the Securities and Exchange Commission.

By Order of the Board of Directors

JOSEPH C. BENAGE
Secretary

April 16, 2003

APPENDIX A

FORM OF PROXY CARD

LabOne, Inc.
10101 Renner Boulevard
Lenexa, Kansas 66219

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints W. Thomas Grant II and Joseph C. Benage, and each of them, jointly and severally, as proxies, with full power of substitution, for the undersigned at the annual meeting of shareholders of LabOne, Inc., to be held at 10101 Renner Boulevard, Lenexa, Kansas, on May 21, 2003, at 3:00 p.m. local time, and at any adjournment or postponement, to vote the shares of common stock the undersigned would be entitled to vote, if personally present, upon the proposals stated on the reverse side of this proxy card, and any other matter brought before the meeting, all as set forth in the proxy statement delivered with respect to the annual meeting.

Annual Meeting of Shareholders of
LabOne, Inc.

May 21, 2003

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES AS DIRECTORS AND "FOR" PROPOSAL 2.

1. The election of the following nominees as Class A directors, as set forth in the proxy statement (or a substitute nominee or nominees designated by the Board of Directors, if any of them becomes unavailable):

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold.

[  ]  FOR ALL NOMINEES
[  ]  WITHHOLD AUTHORITY FOR ALL NOMINEES
[  ]  FOR ALL EXCEPT (see instructions)

Nominees:

O     James R. Seward
O     D. Scott Mackesy

2. Approve the appointment of KPMG LLP as independent auditor for 2003.

FOR [  ]         AGAINST [  ]         ABSTAIN [  ]

This proxy confers discretionary authority to vote upon certain matters, as described in the accompanying proxy statement.

Unless otherwise marked, the proxy will be deemed marked "FOR" on proposals 1 and 2.

This proxy is solicited by the board of directors.

(Please sign, date and return this proxy in the enclosed envelope.)

Signature of Shareholder                                Date
Signature of Shareholder                                Date

(Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.)